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                                                            EXHIBIT 21.1

SUBSIDIARIES OF HPSC, INC.

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     Name of Subsidiary                             Jurisdiction of Incorporation
     ------------------                             -----------------------------

Credient, Inc.                                                 Canada
American Commercial Finance Corporation                        Delaware
HPSC Funding Corp. I                                           Delaware
HPSC Bravo Funding Corp.                                       Delaware

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